Exhibit 10.22

EXECUTION VERSION

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Indemnity”) is made as of this 16th day of January, 2008, by HARD ROCK HOTEL HOLDINGS, LLC, a Delaware limited liability company (“HRHH”), in favor of MORGANS HOTEL GROUP CO., a Delaware corporation (“Morgans”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in that certain Indemnification Agreement, dated as of January 14, 2008, by and among, Morgans, HRHH and MHG Acquisition Corp., a Nevada corporation (“Merger Sub”), for the benefit of Golden HRC, LLC, a Nevada limited liability company (“Operator”) (the “Golden HRC Indemnity Agreement”), a copy of which is attached hereto and made a part hereof as Exhibit A.

Pursuant to the Golden HRC Indemnity Agreement, Morgans, HRHH and Merger Sub are jointly and severally liable for certain obligations to Operator as more particularly described in the Golden HRC Indemnity Agreement (collectively, the “Golden HRC Obligations”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HRHH hereby unconditionally and irrevocably covenants and agrees to indemnify, defend, protect and hold harmless Morgans, its affiliates, and the officers, directors, employees, shareholders and representatives (collectively, the “Morgans Indemnitees”) from and against one hundred percent (100%) of (i) any and all amounts paid by Morgans to the Operator pursuant to the Golden HRC Obligations, and (ii) all reasonable claims, losses, damages, costs, expenses, penalties, fines, liabilities, forfeitures, actions, causes of action, judgments attorneys’ fees and related litigation or other dispute resolution costs incurred by Morgans under or in connection with, or relating to, the Golden HRC Indemnity Agreement or the Golden HRC Obligations. Promptly upon written demand therefor from a Morgans Indemnitee, and in any event not later than fifteen (15) days after the date on which a Morgans Indemnitee has delivered to HRHH a written statement or notice therefor indicating the amount due and payable by HRHH pursuant to this Indemnity, and the reason for such payment, HRHH shall make payment of such amount to the Morgans Indemnitee requesting the same.

This Indemnity may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Morgans Indemnitee (other than Morgans, which is a party hereto) shall be deemed to be a third party beneficiary under this Indemnity.

This Indemnity shall be governed by the law of the State of New York without regard for conflicts of laws principles.

[signature page follows]

IN WITNESS WHEREOF, HRHH has executed this Indemnity as of the date first written above.

HARD ROCK HOTEL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Richard Szymanski
Name:	Richard Szymanski
Title:	Vice President, Secretary and Treasurer

[Signature Page to Indemnity Agreement]

EXECUTION VERSION

EXHIBIT A TO INDEMNITY

Golden HRC Indemnity Agreement

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